SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to
      ss.240.14a-11(c) or ss.240.14a-12

UAM Funds Trust - SEC File Nos. 33-79858, 811-
8544
(Name of Registrant as Specified In Its Charter)

 ................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]  Fee computed on table below per Exchange
      Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which
      transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-11 (set forth the
      amount on which the filing fee is
      calculated and state how it was
      determined):

4)    Proposed maximum aggregate value of
      transaction:

5)    Total fee paid:

[  ]  Fee paid previously with preliminary
       materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-
      11(a)(2) and identify the filing for which the offsetting fee was paid previously.
      Identify the previous filing by
      registration statement number, or the Form or Schedule and the date of its filing.
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement
      No.:
3)    Filing Party:

4)    Date Filed:


UAM FUNDS TRUST
TS&W INTERNATIONAL OCTAGON PORTFOLIO
P.O. Box 219081
Kansas City,  MO  64121
1-877-UAM-Link (826-5465)

November 27, 2000

Dear Shareholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of TS&W International Octagon Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio.

The Board of Trustees of UAM Funds Trust, after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the shareholders.
We are preparing to liquidate the Portfolio because of its relatively small size and its limited prospects for growth of assets. The
Board's reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully.

If the shareholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish.
You may easily reinvest your proceeds from the liquidation in shares of another UAM Fund by contacting a shareholder service representative at 1-877-UAM-Link (826-5465).

The Board of Trustees regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,

James F. Orr III
Chairman


















UAM FUNDS TRUST
TS&W INTERNATIONAL OCTAGON PORTFOLIO
P.O. Box 219081
Kansas City,  MO  64121
1-877-UAM-LINK (826-5465)

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 10, 2001

TO THE SHAREHOLDERS OF
TS&W INTERNATIONAL OCTAGON PORTFOLIO:

Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of TS&W
International Octagon Portfolio (the
"Portfolio"), a series of UAM Funds Trust (the
"Fund"), will be held on January 10, 2001, at the offices of UAM Fund Services, Inc., 211
Congress Street, Boston, Massachusetts 02110 at
10:00 a.m. local time. The purpose of the Special Meeting is:

(bullet)  to consider a proposal to liquidate
          and dissolve the Portfolio, as set
          forth in a Plan of Liquidation and
          Dissolution adopted by the Board of
          Trustees of the Fund; and

(bullet)  to transact such other business as
          may properly come before the Special
          Meeting or any adjournment thereof.

Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

Shareholders of record at the close of business on November 15, 2000 will be entitled to vote at the meeting. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Special
Meeting may vote in person even though a proxy has already been returned.


By Order of the Board of Trustees,



Linda T. Gibson, Esq.
Secretary


Boston, Massachusetts
November 27, 2000










UAM FUNDS TRUST
TS&W INTERNATIONAL OCTAGON PORTFOLIO

PROXY STATEMENT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION
WITH THE SOLICITATION OF PROXIES BY THE BOARD OF
TRUSTEES OF UAM FUNDS TRUST (the "Fund") on behalf of TS&W International Octagon Portfolio
(the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at UAM Fund Services, Inc., 211 Congress Street, Boston,
Massachusetts, on January 10, 2001 at 10:00 a.m.
local time, or at any adjournment thereof (the
"Special Meeting").

PROXY SOLICITATION

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special
Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special
Meeting and vote your shares in person.

The Board of Trustees intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of :

(bullet)  the proposal to liquidate and
dissolve the Portfolio and return the
proceeds to the shareholders of the
Portfolio; and
(bullet)  in the discretion of the
proxies, any other matter not presently
known, but which may properly come before the meeting or any adjournment thereof.

In accordance with the Agreement and Declaration of Trust of the Fund and the General Laws of the State of Delaware, approval of the proposal requires the affirmative vote of a majority of the shares of the Portfolio voted at a meeting at which a quorum is present. The presence in person or by proxy of the holders of thirty percent of the shares of the Portfolio entitled to vote will constitute a quorum. For purposed of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders up to $2,000. Thompson, Siegel and Walmsley,
Inc., the Portfolio's investment adviser, will pay any such expenses that are in excess of $2,000. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy Statement and form of proxy will be mailed to shareholders on or about November 27, 2000.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the shares of beneficial interests of the Portfolio at the close of business on November 15, 2000 will be entitled to vote at the Special Meeting or any adjournment thereof. As of November __, 2000 the Portfolio had outstanding _______ shares of beneficial interest. The shareholders are entitled to one vote per share on all business to come before the meeting.

The officers and Trustees of the Fund as a group beneficially own in the aggregate no shares of the outstanding beneficial interests of the Portfolio. As of November __, 2000 the following shareholders owned of record or beneficially more than five percent of the outstanding beneficial interests of:


NAME AND ADDRESS OF SHAREHOLDERS [INSERT HERE],
PERCENTAGE OF SHARES OWNED  [INSERT HERE]


PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO

BACKGROUND


The Portfolio began operations on January 2,
1997, as a series of the Fund. During the period from commencement of operations through October 31, 2000, the Portfolio's assets reached a peak level of $135,512,751 on July 30, 1998.
The Portfolio has invested primarily in equity securities of companies located in at least three countries outside the United States using a variety of investment techniques during this period. During this period, the Board of Directors has considered the total asset level of the Portfolio, the performance of the Portfolio both before and after deducting certain expenses arising from the operation of the Portfolio and the impact on the Portfolio's investment results of the relatively small size of the Portfolio.

Notwithstanding the marketing of the Portfolio's shares, growth in the Portfolio's assets has been slow. Several marketing efforts, including the assumption of Portfolio expenses by Thompson, Siegel & Walmsley, Inc. (the
"Adviser"), were not adequate to significantly increase the size of the Portfolio. The Adviser and the Board have regularly reviewed developments, and considered alternatives.

Sales of the Portfolio shares have not been sufficient to allow the Portfolio to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to provide a satisfactory return to shareholders.
In addition, there have been several large redemptions from the Portfolio in recent months which caused the Portfolio's assets to decrease from $58,176,254 on May 31, 2000, to $11,250,753 on October 31, 2000. Since the inception of the Portfolio, the Adviser at certain times has waived its fees and assumed a significant portion of the expenses of the Portfolio. In the absence of such waiver and assumption, the Portfolio might not be profitable for shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the portfolio and the time and effort required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of the assets to another mutual fund would be greater than the benefits shareholders of the portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

At a September 13, 2000 meeting, the Board reviewed the expenses which had been assumed by the Adviser during the life of the Portfolio, the efforts and expenses of the Distributor to distribute shares of the Portfolio, and the effect of the operating expenses on the historic and anticipated returns of shareholders. For the most recent fiscal year, the Portfolio's total expenses were 1.61% of the Portfolio average daily net assets. The Portfolio's expense ratio for the present fiscal year is expected to increase due to a decrease in the Portfolio's total assets.

The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Portfolio presently paid directly by the Portfolio, would significantly reduce the Portfolio's returns.
Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale.
The Board therefore concluded that it would be in the interest of the shareholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax Consequences" below.)



PLAN OF LIQUIDATION AND DISSOLUTION

The Board of Trustees has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

1.     EFFECTIVE DATE OF THE PLAN AND CESSATION
OF THE PORTFOLIO'S BUSINESS AS AN INVESTMENT
COMPANY. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio.
Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and
(iii) will terminate in accordance with the laws of the State of Delaware and the Declaration of Trust of the Fund.

2.     CLOSING OF BOOKS AND RESTRICTION OF
TRANSFER AND REDEMPTION OF SHARES.  The
proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the shareholders' respective assets will not be transferable by the negotiation of share certificates. (Plan,
Section 4)

3.     LIQUIDATING DISTRIBUTION.  As soon as
possible after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record on the effective date of the Plan: (i) to each shareholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio,
(ii) to each shareholder holding stock
certificates of the Portfolio, a confirmation showing such shareholder's proportionate interest in the net assets of the Portfolio with an advice that such shareholder will be paid in cash upon return of the stock certificates; and
(iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4.     EXPENSES.  The Portfolio will bear all
expenses incurred by it in carrying out the Plan up to $2, 000. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution.
The Portfolio's liabilities relating to the Plan are estimated at no more than $2,000 which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Adviser. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $_____. This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and Trustees fees and printing costs. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Adviser.
(Plan, Section 6 and 8)

5.     CONTINUED OPERATION OF THE PORTFOLIO.
After the date of mailing of the liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Trustees shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)




GENERAL TAX CONSEQUENCES.

Each shareholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the shareholder's tax basis in the Portfolio shares.
Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS
MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS
CONCERNING THEIR PARTICULAR TAX SITUATIONS AND
THE IMPACT THEREON OF RECEIVING THE LIQUIDATING
DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY
STATE AND LOCAL TAX CONSEQUENCES.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

If the shareholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of shareholders.

Shareholders are free to redeem their shares prior to the liquidation.

THE TRUSTEES OF THE FUND RECOMMEND APPROVAL OF
THE PLAN.


GENERAL INFORMATION

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
ADMINISTRATOR.



The investment adviser to the Portfolio
Thompson, Siegel & Walmsley, Inc., a Virginia corporation located at 5000 Monument Avenue, Richmond, Virginia 23230. The Portfolio's principal underwriter is UAM Fund Distributors, Inc., 211 Congress Street, Boston, Massachusetts
02110.  The Portfolio's administrator is UAM
Fund Services, Inc., located at 211 Congress
Street, Boston, Massachusetts 02110. The investment adviser, principal underwriter and administrator for the Portfolio are subsidiaries of United Asset Management Corporation. UAM
Fund Services, Inc. has sub-contracted some administrative services to SEI Investments,
Inc., One Freedom Valley Drive, Oaks,
Pennsylvania  19456.  UAM Fund Services, Inc.
has subcontracted its transfer agent and dividend-disbursing agent services to DST
Systems, Inc., located at P.O. Box 419534,
Kansas City, Missouri 64141-6534.  UAM Fund
Services, Inc. has subcontracted sub-shareholder servicing to UAM Shareholder Service Center,
Inc., an affiliate of United Asset Management
Corporation, located at 825 Duportail Road,
Wayne, Pennsylvania 19087.

REPORTS TO SHAREHOLDERS AND FINANCIAL
STATEMENTS.

The Annual Report to Shareholders of the
Portfolio, including audited financial
statements for the Portfolio for the fiscal year ended April 30, 2000 has been mailed to shareholders. The Annual Report should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy
Statement, or by calling 1-877-UAM-LINK (826-
5465).




OTHER MATTERS

The Board does not intend to present any other business at the Meeting. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting.
If any other matter may properly come before the meeting, or any adjournment thereof, the persons named in the accompanying proxy card intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters. Any shareholder wishing to present a proposal at a future meeting of shareholders of the Portfolio will be required to submit such proposal in writing so that it is received by the Portfolio at least 30 days before the date of the meeting. No annual or other special meeting is currently scheduled for the Portfolio. Mere submission of a shareholder proposal does not guarantee the inclusion of the proposal in the proxy statement or presentation of the proposal at the meeting since inclusion and presentation are subject to compliance with certain federal regulations.


By Order of the Board of Trustees,



Linda T. Gibson, Esq.
Secretary


Dated:  November 27, 2000




Exhibit A

UAM FUNDS TRUST
TS&W INTERNATIONAL OCTAGON PORTFOLIO
PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution
("Plan") concerns the TS&W International Octagon
Portfolio (the "Portfolio"), a series of UAM
Funds Trust (the "Fund"), which is a business trust organized and existing under the laws of the State of Delaware. The Portfolio began operations on January 2, 1997. The Fund is registered as an open-end management investment company registered under the Investment Company
Act of 1940, as amended ("Act"). The Plan is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with all provisions of Delaware law and the Fund's Declaration of Trust
WHEREAS, the Fund's Board of Trustees, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and dissolve the Portfolio; and
WHEREAS, at a meeting of the Board of Trustees on September 13, 2000, the Board considered and adopted this Plan as the method of liquidating and dissolving the Portfolio and directed that this Plan be submitted to shareholders of the Portfolio for approval;
NOW THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

2. DISSOLUTION. As promptly as practicable, consistent with the provisions of the Plan, the Portfolio shall be dissolved in accordance with the laws of the State of Delaware and the Fund's
Declaration of Trust ("Dissolution").

3.   CESSATION OF BUSINESS.  After the Effective
Date of the Plan, the Portfolio shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio.

4.   RESTRICTION OF TRANSFER AND REDEMPTION OF
SHARES.  The proportionate interests of
shareholders in the assets of the Portfolio shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date of the Plan. On the Effective
Date, the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, the shareholders' respective interests in the Portfolio's assets shall not be transferable by the negotiation of share certificates.

5.   LIQUIDATION OF ASSETS.  As soon as is
reasonable and practicable after the Effective
Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents.

6. PAYMENT OF DEBTS. As soon as practicable after the Effective Date, the Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities allocable to a class of the Portfolio incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7, below.

7.   LIQUIDATING DISTRIBUTION.  As soon as
possible after the Effective Date of the Plan, and in any event within 14 days thereafter, the Portfolio shall mail the following to each shareholder of record on the Effective Date: (1) to each shareholder not holding stock certificates of the Portfolio, a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio; (2) to each shareholder holding stock certificates of the Portfolio, a confirmation showing such shareholder's proportionate interest in the net assets of the Portfolio with an advice that such shareholder will be paid in cash upon return of the stock certificate; and
(3) information concerning the sources of the liquidating distribution.

8.   MANAGEMENT AND EXPENSES OF THE PORTFOLIO
SUBSEQUENT TO THE LIQUIDATING DISTRIBUTION.  The
Portfolio shall bear all expenses incurred by it up to $2,000 in carrying out this Plan of Liquidation and Dissolution including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities over $2,000 allocable to a class of the Portfolio subsequent to the mailing of the liquidating distribution will be borne by Thompson, Siegel &
Walmsley, Inc. the Portfolio's Investment
Adviser.

9. POWER OF BOARD OF TRUSTEES. The Board, and subject to the Trustees, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

10. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Portfolio assets and the dissolution, complete liquidation and termination of the existence of the Portfolio, and the distribution of its net assets to shareholders in accordance with the laws of the State of Delaware and the purposes to be accomplished by the Plan.


UAM FUNDS TRUST
On behalf of TS&W International Octagon
Portfolio
For the Board of Trustees



By:  ______________________
James F. Orr III
Chairman


Accepted:

THOMPSON, SIEGEL & WALMSLEY, INC.


By:  ______________________
Name:
Title:

Date:  January 10, 2001







THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF TRUSTEES
OF THE FUND

UAM FUNDS TRUST
TS&W International Octagon Portfolio
Proxy for Special Meeting of Shareholders
January 10, 2001

KNOW ALL MEN BY THESE PRESENT, that the
undersigned hereby constitutes and appoints
Linda T. Gibson or Gary L. French, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Shareholders of the TS&W International Octagon Portfolio of UAM
Funds Trust to be held at the offices of UAM
Fund Services, Inc., 211 Congress Street,
Boston, Massachusetts 02110, at 10:00 a.m. local time on Wednesday, January 10, 2000, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. To approve the liquidation and dissolution of the TS&W International Octagon
Portfolio, as set forth in a Plan of
Liquidation and Dissolution adopted by the Board of Trustees of UAM Funds Trust

      FOR    AGAINST      ABSTAIN
     /__/     /__/          /__/

2. Any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

      THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS SPECIFIED IN THE FOREGOING
ITEM 1, BUT IF NO CHOICE IS SPECIFIED,
THEY WILL BE VOTED FOR APPROVAL OF ITEM 1.

      Dated:      ____________, 200_

________________________

Signature of Shareholder(s)



(Signature of all joint owners is required.
Fiduciaries please indicate your full title.)
If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.